                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                        ______________________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                        ______________________________


                              CLARUS CORPORATION
                   -------------------------------------
            (Exact name of registrant as specified in its charter)


                                     3970 Johns Creek Court, Suite 100
          DELAWARE                        Suwanee, Georgia 30024                     58-1972600
-------------------------------    ----------------------------------------    -----------------------
(State or other jurisdiction of    (Address of principal executive offices)        (I.R.S. Employer
incorporation or organization)                                                  Identification Number)



                        STOCK OPTION AGREEMENTS BETWEEN
                            CLARUS CORPORATION AND
             CERTAIN OFFICERS AND EMPLOYEES OF CLARUS CORPORATION
             ----------------------------------------------------
                           (Full title of the plan)

                           ________________________

                            Mr. Stephen P. Jeffery
                            Chairman, President and
                            Chief Executive Officer
                              Clarus Corporation
                       3970 Johns Creek Court, Suite 100
                            Suwanee, Georgia 30024
                                (770) 291-3900
                        ------------------------------
           (Name, address and telephone number, including area code,
                             of agent for service)



                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                     Proposed          Proposed
Title of                             maximum           maximum
securities            Amount         offering         aggregate      Amount of
to be                 to be           price            offering     registration
registered          registered     per share(1)        price(1)        fee(1)
------------------  ----------  ------------------  --------------  ------------

Common Stock,
$.0001 par value      336,687     $29.50 - $44.85     $12,525,012     $3,306.61


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) and based on the option prices under the terms of the individual option agreements which are the subject of this Registration Statement.

                                _______________

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
------    ---------------------------------------

               The following documents filed by Clarus Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

               (a) The Company's Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 1999, filed with the Commission on March 30, 2000 and April 28, 2000, respectively;

               (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed with the Commission on May 15, 2000;

               (c) The Company's Current Reports on Form 8-K, filed with the Commission on January 6, 2000, March 20, 2000, June 12, 2000 and June 13, 2000, respectively;

               (d) The description of the Company's Common Stock, $.0001 par value, contained in the Company's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description; and

               (e) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the date of the document referred to in (a), above.

               All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.   Description of Securities.
------    -------------------------

               Not applicable.

Item 5.   Interests of Named Experts and Counsel.
------    --------------------------------------

               The legality of the securities offered hereby has been passed upon by the firm of Womble Carlyle Sandridge & Rice, PLLC, counsel to the Company. Members of the firm hold approximately 3,000 shares of Common Stock.

Item 6.   Indemnification of Directors and Officers.
------    -----------------------------------------

               The Restated Bylaws of the Company (the "Restated Bylaws") and the Restated Certificate of Incorporation (the "Restated Certificate") of the Company provide that the directors and officers of the Company shall be indemnified by the Company to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for or on behalf of the Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the Company pursuant to the Restated Bylaws, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. The Company has obtained insurance which insures the directors and officers of the Company against certain losses and which insures the Company against certain of its obligations to indemnify such directors and officers. In addition, the Restated Certificate of the Company provides that the directors of the Company will not be personally liable for monetary damages to the Company for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to the Company or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper personal benefit from their action as directors. Such limitations of personal liability under the Delaware Business Corporation law do not apply to liabilities arising out of certain violations of the federal securities laws. While non-monetary relief such as injunctive relief, specific performance and other equitable remedies may be available to the Company, such relief may be difficult to obtain or, if obtained, may not adequately compensate the Company for its damages.

               There is no pending litigation or proceeding involving any director, officer, employee or agent of the Company where indemnification by the Company will be required or permitted. The Company is not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

Item 7.   Exemption from Registration Claimed.
------    -----------------------------------

               Not applicable.

Item 8.   Exhibits.
------    --------

               The following exhibits are filed as a part of this Registration
Statement:

          Number    Description
          ------    -----------

          4.1 Amended and Restated Certificate of Incorporation of the Company, which is incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-1 (File No. 333-46685), filed with the Commission on February 23, 1998.

          4.2       Amendment to Amended and Restated Certificate of
                    Incorporation.

          4.3 Amended and Restated Bylaws of the Company, which are incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1 (File No. 333-46685), filed with the Commission on February 23, 1998.

          5 Opinion of Womble Carlyle Sandridge & Rice, PLLC, as to the legality of the Common Stock being registered.

          23.1 Consent of Womble Carlyle Sandridge & Rice, PLLC, which is contained in its opinion filed as Exhibit 5.

          23.2      Consent of Arthur Andersen LLP.

          24 Power of Attorney (included in the signature page to this Registration Statement).

          99 Form of Stock Option Agreement between the Company and Certain Officers and Employees of the Company.

Item 9.   Undertakings.
------    ------------

(a)       The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events
                         arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if
     --------  -------
     the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, Clarus Corporation (the "Company") certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Suwanee, State of Georgia, on this 27th day of July, 2000.

                          CLARUS CORPORATION

                          By:  /s/ Stephen P. Jeffery
                               -----------------------------------
                               Stephen P. Jeffery
                               Chairman, Chief Executive Officer and President

                               POWER OF ATTORNEY

     Each of the undersigned, being a director and/or officer of Clarus Corporation (the "Company"), hereby nominates, constitutes and appoints Stephen
P. Jeffery and Mark D. Gagne, or any one of them severally, to be his true and lawful attorney-in-fact and agent and to sign in his name and on his behalf in any and all capacities stated below, and to file with the Securities and Exchange Commission (the "Commission"), a Registration Statement on Form S-8 (the "Registration Statement") relating to the issuance of certain shares of the common stock, $.0001 par value, of the Company (the "Common Stock") in connection with certain stock option agreements between the Company and certain officers and employees of the Company, and to file any and all amendments, including post-effective amendments, to the Registration Statement, making such changes in the Registration Statement as such attorney-in-fact and agent deems appropriate, and generally to do all such things on his behalf in any and all capacities stated below to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Commission.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                       Title                               Date
                ---------                                       -----                               ----

/s/ Stephen P. Jeffery                      Chairman, Chief Executive Officer, President
-----------------------------------------   (Principal Executive Officer) and Director        July 27, 2000
Stephen P. Jeffery

/s/ Mark D. Gagne                           Chief Operating Officer and Chief Financial
-----------------------------------------   Officer (Principal Financial and Accounting
Mark D. Gagne                               Officer)                                          July 27, 2000

/s/ Donald L. House
-----------------------------------------
Donald L. House                             Director                                          July 27, 2000

/s/ Tench Coxe
-----------------------------------------
Tench Coxe                                  Director                                          July 27, 2000

/s/ Said Mohammadioun
-----------------------------------------
Said Mohammadioun                           Director                                          July 27, 2000

/s/ Mark A. Johnson
-----------------------------------------
Mark A. Johnson                             Director                                          July 27, 2000

/s/ Norman N. Behar
-----------------------------------------
Norman N. Behar                             Director                                          July 27, 2000

                                 EXHIBIT INDEX
                                      to
                     Registration Statement on Form S-8 of
                              Clarus Corporation


     Number    Description
     ------    -----------

     4.1 Amended and Restated Certificate of Incorporation of the Company, which is incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-1 (File No. 333-46685), filed with the Commission February 23, 1998.


     4.2 Amendment to Amended and Restated Certificate of Incorporation of the Company.

     4.3 Amended and Restated Bylaws of the Company, which are incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1 (File No. 333-46685), filed with the Commission on February 23, 1998.

     5 Opinion of Womble Carlyle Sandridge & Rice, PLLC, as to the legality of the Common Stock being registered.

     23.1 Consent of Womble Carlyle Sandridge & Rice, PLLC, which is contained in its opinion filed as Exhibit 5.

     23.2      Consent of Arthur Andersen LLP.

     24 Power of Attorney (included in the signature page to this Registration Statement).

     99 Form of Stock Option Agreement between the Company and Certain Officers and Employees of the Company.